Exhibit Filing Fees

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

U-Haul Holding Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-01N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-02N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-03N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-04N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-05N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-06N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-07N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-08N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70

Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-09N	457(r)	$391,000	100%	$391,000	0.0001476	$57.71
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-10N	457(r)	$773,000	100%	$773,000	0.0001476	$114.09
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-11N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-12N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-13N	457(r)	$964,000	100%	$964,000	0.0001476	$142.29
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-14N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-15N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-16N	457(r)	$644,000	100%	$644,000	0.0001476	$95.05
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-17N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-18N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-19N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-20N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured	457(r)	$750,000	100%	$750,000	0.0001476	$110.70

Notes Series UIC-21N

Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-22N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-23N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-24N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-25N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-26N	457(r)	$806,000	100%	$806,000	0.0001476	$118.97
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-27N	457(r)	$828,300	100%	$828,300	0.0001476	$122.26
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-28N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-29N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-30N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-31N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-32N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-33N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70

Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-34N	457(r)	$577,400	100%	$577,400	0.0001476	$85.22

Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-35N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-36N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-37N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-38N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-39N	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-40M	457(r)	$750,000	100%	$750,000	0.0001476	$110.70
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-41M	457(r)	$649,700	100%	$649,700	0.0001476	$95.90
	Total Offering Amounts					$30,383,400		$4,484.59
	Total Fees Previously Paid						-	$0
	Total Fee Offsets						-	$0
	Net Fee Due						-	$4,484.59

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s registration on Form S-3 (Registration No. 333-268891), in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2) Pursuant to Rule 415(a)(6) under the Securities Act, the registrant carried forward $77,893,500 of unsold securities that had been previously registered on its registration statement on Form S-3 (file no. 333-235872) (the “Unsold Securities”), and used $58,805,600 of such unsold securities and $4,161 of such previously paid filing fees in connection with offerings of securities under registration statement on Form S-3 (file no. 333-235872) filed on January 10, 2020 (the “Previously Paid Fees”). After giving effect to the foregoing, $33,321,100 of the Unsold Securities remain available under the registration statement on Form S-3 (file no. 333-268891).